EXHIBIT 99.3

                Written Statement of the Chief Executive Officer
                       Pursuant to 18 U.S.C. Section 1350

Solely for the purposes of complying with 18 U.S.C. Section 1350, I, the undersigned President and Chief Executive Officer of California Almond Investors I, A California Limited Partnership (the "Company"), hereby certify that the Quarterly Report on Form 10-Q of the Company for the quarter ended June 30, 2003 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

 By:     Vintech Almond Advisers, Inc.
         A California corporation,
         Managing General Partner


         By:
            ----------------------------------
            David A. Bade
            President


August 15, 2003